UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20459

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

The Royal Bank of Scotland Group plc (Exact name of registrant as specified in its charter)

United Kingdom (State of incorporation or organization)	None (I.R.S. Employer Identification No.)

RBS Gogarburn PO Box 1000 Edinburgh EH12 1HQ United Kingdom (Address of principal executive offices)

Title of each class to be so registered	Name of each exchange on which each class is to be registered
4.269% Fixed/Floating Senior Notes due 2025	New York Stock Exchange
____________________________

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. : ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-203157

Securities to be registered pursuant to Section 12(g) of the Act: None.

 INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant has filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 a prospectus supplement dated March 19, 2019 (the “Prospectus Supplement”) to a Prospectus dated December 13, 2017 (the “Prospectus”) relating to the securities to be registered hereunder included in the Registrant’s automatic shelf Registration Statement on Form F-3 (File No. 333-222022), which became automatically effective on December 13, 2017. The Registrant incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.  Description of Registrant’s Securities to be Registered

The information required by this item is incorporated herein by reference to the information contained in the sections captioned “Description of Debt Securities” on pages 2 through 10 of the Prospectus, and “Description of the Senior Notes” on pages S-23 through S-34 and “U.K. and U.S. Federal Tax Consequences”, on pages S-35 through S-38 of the Prospectus Supplement.

Item 2.  Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Commission in connection with this Registration Statement.

4.1	Amended and Restated Indenture between The Royal Bank of Scotland Group plc, as issuer, and The Bank of New York Mellon, as trustee, dated as of December 13, 2017 (incorporated herein by reference to Exhibit 4.3 of the Registrant’s Registration Statement on Form F-3 (File No. 001-10306) filed with the Commission on December 13, 2017).
4.2	Fourth Supplemental Indenture between The Royal Bank of Scotland Group plc, as issuer, and The Bank of New York Mellon, as trustee, dated as of March 22, 2019.
4.3	Form of Global Note for the 4.269% Fixed Rate/Floating Rate Notes due 2025 (included in Exhibit 4.2 hereof).
99.1	Prospectus and the Prospectus Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under the Registration Statement on Form F-3 (File No. 333-222022) and Rule 424(b) filed with the Commission on December 13, 2017 and March 19, 2019, respectively).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned, thereunto duly authorized.

The Royal Bank of Scotland Group plc (Registrant)

Date: March 22, 2019	By: /s/ Mark Stevens
Name: Mark Stevens
Title: Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Amended and Restated Indenture between The Royal Bank of Scotland Group plc, as issuer, and The Bank of New York Mellon, as trustee, dated as of December 13, 2017 (incorporated herein by reference to Exhibit 4.3 of the Registrant’s Registration Statement on Form F-3 (File No. 001-10306) filed with the Commission on December 13, 2017).
4.2	Fourth Supplemental Indenture between The Royal Bank of Scotland Group plc, as issuer, and The Bank of New York Mellon, as trustee, dated as of March 22, 2019.
4.3	Form of Global Note for the 4.269% Fixed Rate/Floating Rate Notes due 2025 (included in Exhibit 4.2 hereof).
99.1	Prospectus and the Prospectus Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under the Registration Statement on Form F-3 (File No. 333-222022) and Rule 424(b) filed with the Commission on December 13, 2017 and March 19, 2019, respectively).